EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                The following schedules reflect the information used in calculating the number of shares in the computation of net loss per common share for each of the periods set forth in the Statements of Operations.

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION

THREE MONTHS ENDED JUNE 30, 2002

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
15,310,771	x	91	=	1,393,280,161
91	=	1,393,280,161,

1,393,280,161	/ 92	=	15,310,771

Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs	$(2,563,465)	=	$(0.17)
Weighted Avg. Shares	15,310,771

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION

THREE MONTHS ENDED JUNE 30, 2001

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
9,079,313	x	2	=	18,158,626
9,267,993	x	45	=	417,059,685
9,278,711	x	44	=	408,263,284
		91	=	843,481,595

				843,481,595	/ 91	=	9,269,029

Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs				$(1,942,908)	=		$(0.21)
Weighted Avg. Shares				9,269,029

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION

SIX MONTHS ENDED JUNE 30, 2002

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
10,843,320	x	55	=	596,382,600
10,861,696	x	1	=	10,861,696
15,310,771	x	125	=	1,913,846,375
		181		2,521,090,671

				2,521,090,671	/ 181	=	13,928,678

Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs				$(4,008,916)	=		$(0.29)
Weighted Avg. Shares				13,928,678

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION

SIX MONTHS ENDED JUNE 30, 2001

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
9,067,700	x	5	=	45,338,500
9,077,338	x	2	=	18,154,676
9,078,463	x	10	=	90,784,630
9,078,888	x	22	=	199,735,536
9,079,313	x	53	=	481,203,589
9,267,993	x	45	=	417,059,685
9,278,711	x	44	=	408,263,284
		181	=	1,660,539,900

				1,660,539,900	/ 181	=	9,174,254

Loss Per Share:

Net Loss plus dividend accrual
plus accretion of offering costs				$(4,215,413)	=		$(0.46)
Weighted Avg. Shares				9,174,254